UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                         [ X ]
Filed by a Party other than the Registrant      [   ]

Check the appropriate box:
[   ]    Preliminary Proxy Statement
[   ]    Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[   ]    Definitive Proxy Statement
[ X ]    Definitive Additional Materials
[   ]    Soliciting Material under Rule 14a-12


                           OraSure Technologies, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]    No fee required.
[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         (1)  Title of each class of securities to which transaction applies:
         (2)  Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)  Proposed maximum aggregate value of transaction:
         (5)  Total fee paid:
[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange  Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.
         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

[EPITOPE LOGO]






                                                              September 11, 2000


To:         Stockholders of Epitope and STC Technologies

Subject:    Joint Proxy Statement/Prospectus - OraSure Technologies, Inc.


Dear Stockholder:

You should have recently received a copy of the joint proxy statement/prospectus for OraSure Technologies, the company that would result from the merger of Epitope and STC Technologies.


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    THE TOLL-FREE NUMBER LISTED IN THE DOCUMENT HAS AN ERROR AND SHOULD READ:
                                  800-628-8509
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You can call  this  number  if you  have  questions  on  material  in the  proxy statement/prospectus, or if you want to know the number of shares that will be provided to STC Technologies stockholders. The number of shares will not be known with certainty until the 20 trading day period defined in the Agreement and Plan of Merger. This period will end with the close of trading on September 25, 2000.

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YOUR VOTE IS IMPORTANT.  IF YOU DO NOT EITHER VOTE YOUR SHARES, OR INSTRUCT YOUR
STOCKBROKER TO VOTE THEM FOR YOU, IT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER.
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Sincerely,

/s/ Charles E. Bergeron

Charles E. Bergeron
Chief Financial Officer
Epitope Inc.